Exhibit 10.6

Base Salaries for Named Executive Officers

As of January 1, 2016 the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Access National Corporation:

Michael W. Clarke	$425,000
President and Chief Executive Officer

Dean Hackemer	$375,000
President, Mortgage Division

Robert C. Shoemaker	$325,000
Executive Vice President and Chief Lending Officer

Margaret M. Taylor	$305,000
Executive Vice President and Chief Financial Officer